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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 8, 2002 (except for notes 19 and 20, as to which the date is May 3, 2002), in the Registration Statement Form S-4 No. 333-87648 dated August 13, 2002 and the related Prospectus of The Hockey Company and Sport Maska Inc. for the registration of $125,000,000 aggregate principal amount of 11 1/4% Senior Secured Note Units due 2009.


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
                                                                                 /s/ ERNST & YOUNG LLP
                                                                                 Chartered Accountants
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Montreal, Canada
August 12, 2002